Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Green Mountain Capital, Inc.

As independent Certified Public Accountants, we hereby consent to the use by reference in this Registration Statement, Form S8 , of our April 30, 2004 report on Form 10KSB for the year ended January 31, 2004 , which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, and to all other references to our Firm included in this Registration Statement.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
January 21, 2005